Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

PALO ALTO, Calif. - August 11, 2015 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its fiscal year 2015 third quarter ended July 3, 2015.
“CPI’s business remains healthy in a somewhat challenging environment. Despite the expected decrease in sales and profit levels from last year’s exceptionally strong results, we continue to see decent fundamental demand for CPI’s products, as evidenced by our favorable year-to-date book-to-bill ratio of 1.02. Additionally, we continue to generate positive cash flow from operating activities and have increased our cash balance this fiscal year,” said Joe Caldarelli, chief executive officer.
Orders and Sales
In the first nine months of fiscal 2015, CPI booked total orders of $336 million, a one percent increase from the $334 million booked in the same period of fiscal 2014. Orders increased in the communications market, were unchanged in the medical market and decreased slightly in the defense market.
In the third quarter of fiscal 2015, CPI generated sales totaling $110 million, an eight percent decrease from the $119 million generated in the same quarter of fiscal 2014. Sales were essentially unchanged in the defense market and decreased in the medical and communications markets.
Adjusted EBITDA and Net Income
CPI’s adjusted EBITDA totaled $18.1 million, or 16.5 percent of sales, in the third quarter of fiscal 2015, as compared to $22.9 million, or 19.2 percent of sales, in the same quarter of the previous year. The decrease in adjusted EBITDA was primarily due to lower sales and a less profitable mix of products.
CPI’s net income in the third quarter totaled $1.2 million, as compared to $3.5 million in the same quarter of the prior year. The decrease in net income primarily resulted from lower sales and a less profitable mix of products, as well as a $4.0 million increase in income tax expense. Partially offsetting the decrease in income, CPI recorded no expenses related to debt restructuring in the most recent quarter; in comparison, in the third quarter of the prior year, CPI recorded $7.2 million in expenses in connection with the debt restructuring completed in April 2014.
Defense Market
In the first nine months of fiscal 2015, CPI’s orders in the defense market decreased two percent to $135 million. Lower orders to support certain shipboard radar programs, including the Aegis radar systems, and a foreign airborne electronic countermeasures program contributed to the decrease, which was partially offset by an increase in orders for radomes to support an electronic warfare program and for products to support foreign naval radar systems. Demand for products to support the Aegis radar systems remains significantly stronger than long-term historical averages, but the timing of the placement of orders for these systems has resulted in unfavorable comparisons between the first nine months of fiscal 2015 and the same period of fiscal 2014.
In the third quarter of fiscal 2015, CPI’s sales in the defense market were essentially unchanged at $45.6 million. Sales to support certain radar applications, including several cloud-profiling radar programs, increased, offsetting a decrease in sales to support a radar program that has fluctuating annual demand levels and an airborne electronic warfare program that has been completed.

Communications Market
Orders in the communications market increased 18 percent to $124 million in the first nine months of fiscal 2015. Orders to support military communications applications increased, including orders for advanced tactical common data link (TCDL) antenna products and satellite communications amplifier products.
Sales in the communications market decreased eight percent to $40.8 million in the third quarter of fiscal 2015. This decrease was primarily the result of a decrease in sales to support military communications applications, particularly an expected decrease in sales of advanced TCDL antenna products and sales of radomes for naval communications applications.
Medical Market
In the medical market, orders were effectively unchanged at $56.7 million in the first nine months of fiscal 2015. A decrease in orders to support x-ray imaging, including x-ray imaging products used in radiation therapy applications, was offset by an increase in orders to support MRI applications.
Sales in the medical market decreased 14 percent to $15.5 million in the third quarter of fiscal 2015. A decrease in sales for x-ray imaging, including x-ray imaging products used in radiation therapy applications, was partially offset by an increase in sales for MRI applications.
Cash Flow
As of July 3, 2015, CPI’s cash and cash equivalents totaled $61.3 million, an increase from the $40.5 million in cash and cash equivalents recorded as of July 4, 2014. For the 12-month period ending on July 3, 2015, cash flow from operating activities totaled $31.7 million, free cash flow totaled $23.9 million and adjusted free cash flow totaled $26.2 million.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Wednesday, August 12, 2015 at 11:00 a.m. (EDT) that will be broadcast simultaneously on the company’s Web site. To participate in this conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 85154808 and ask for the CPI International Third Quarter 2015 Financial Results Conference Call. To access the Web cast, please visit http://investor.cpii.com and click “Events.”
About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC and Communications & Power Industries Canada Inc. Together, Communications & Power Industries LLC and Communications & Power Industries Canada Inc. develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.
Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring, non-cash, unusual or other items. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring, unusual or other items.

CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business. In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental or zoning laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF COMPREHENSIVE INCOME
(All dollar amounts in thousands – unaudited)

	Three Months Ended		Nine Months Ended
	July 3, 2015	July 4, 2014	July 3, 2015	July 4, 2014
Sales	$109,645	$119,413	$328,283	$364,451
Cost of sales, including $0, $0, $0 and $1,539 of utilization of net increase in cost basis of inventory due to purchase accounting, respectively	79,831	83,502	236,978	258,875
Gross profit	29,814	35,911	91,305	105,576
Operating costs and expenses:
Research and development	3,813	4,069	11,370	11,686
Selling and marketing	5,518	5,911	17,018	17,655
General and administrative	7,572	7,754	23,234	22,927
Amortization of acquisition-related intangible assets	2,546	2,420	7,637	7,898
Total operating costs and expenses	19,449	20,154	59,259	60,166
Operating income	10,365	15,757	32,046	45,410
Interest expense, net	9,119	9,018	27,312	23,140
Loss on debt restructuring	—	7,235	—	7,235
Income (loss) before income taxes	1,246	(496)	4,734	15,035
Income tax expense (benefit)	27	(3,966)	1,402	2,524
Net income	1,219	3,470	3,332	12,511

Other comprehensive income (loss), net of tax
Unrealized income (loss) on cash flow hedges, net of tax	876	1,046	(688)	(42)
Total other comprehensive income (loss), net of tax	876	1,046	(688)	(42)
Comprehensive income	$2,095	$4,516	$2,644	$12,469

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands, except per share data – unaudited)

	July 3, 2015	October 3, 2014
Assets
Current Assets:
Cash and cash equivalents	$61,284	$50,617
Restricted cash	1,663	1,798
Accounts receivable, net	44,972	43,920
Inventories	98,883	97,156
Deferred tax assets	8,390	8,070
Prepaid and other current assets	7,919	7,960
Total current assets	223,111	209,521
Property, plant, and equipment, net	71,981	76,659
Deferred debt issue costs, net	10,636	12,557
Intangible assets, net	240,467	248,838
Goodwill	198,881	197,681
Other long-term assets	537	1,072
Total assets	$745,613	$746,328

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$3,100	$3,100
Accounts payable	23,857	25,565
Accrued expenses	41,649	31,328
Product warranty	4,869	4,863
Income taxes payable	412	1,048
Advance payments from customers	15,275	15,448
Total current liabilities	89,162	81,352
Deferred income taxes	92,652	94,835
Long-term debt, less current portion	513,774	514,938
Other long-term liabilities	4,500	13,059
Total liabilities	700,088	704,184
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	26,326	25,589
Accumulated other comprehensive loss	(1,341)	(653)
Retained earnings	20,540	17,208
Total stockholders’ equity	45,525	42,144
Total liabilities and stockholders’ equity	$745,613	$746,328

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands – unaudited)

	Nine Months Ended
	July 3, 2015	July 4, 2014
Cash flows from operating activities
Net cash provided by operating activities	$17,687	$39,641

Cash flows from investing activities
Capital expenditures	(4,695)	(4,596)
Acquisition, net of cash acquired	—	(36,776)
Net cash used in investing activities	(4,695)	(41,372)

Cash flows from financing activities
Borrowings under Term Loan	—	309,225
Payment of debt issue costs	—	(8,734)
Payment of debt modification costs	—	(5,365)
Repayment of borrowings under previous term loan facility	—	(144,175)
Repayment of borrowings under Term Loan	(2,325)	(775)
Dividends paid	—	(175,000)
Net cash used in financing activities	(2,325)	(24,824)

Net increase (decrease) in cash and cash equivalents	10,667	(26,555)
Cash and cash equivalents at beginning of period	50,617	67,051
Cash and cash equivalents at end of period	$61,284	$40,496

Supplemental cash flow disclosures
Cash paid for interest	$19,531	$15,707
Cash paid for income taxes, net of refunds	$4,311	$6,827
Decrease in accrued capital expenditures	$9	$360

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(All dollar amounts in thousands - unaudited)

		Three Months Ended		Nine Months Ended
		July 3, 2015	July 4, 2014	July 3, 2015	July 4, 2014
Net income		$1,219	$3,470	$3,332	$12,511
Depreciation and amortization		5,812	5,821	17,540	18,056
Interest expense, net		9,119	9,018	27,312	23,140
Income tax expense (benefit)		27	(3,966)	1,402	2,524
EBITDA		16,177	14,343	49,586	56,231

Adjustments:
Stock-based compensation expense	(1)	244	246	737	747
Acquisition-related expenses	(2)	1,074	445	3,823	1,316
(Adj. to) write-off of inventory step-up	(3)	—	(65)	—	1,539
Veritas Capital annual management fee	(4)	586	685	1,748	2,090
Refinancing expenses	(5)	—	7,254	—	7,437
Total adjustments		1,904	8,565	6,308	13,129
Adjusted EBITDA		$18,081	$22,908	$55,894	$69,360

EBITDA margin	(6)	14.8%	12.0%	15.1%	15.4%
Adjusted EBITDA margin	(7)	16.5%	19.2%	17.0%	19.0%
Net income margin	(8)	1.1%	2.9%	1.0%	3.4%

(1)		Represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.
(2)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to the integration of operations into those of CPI.

(3)
Represents a non-cash charge for utilization of the net increase in cost basis of inventory that resulted from purchase accounting in connection with acquisitions. The $65 adjustment in the three months ended July 4, 2014 represents a true-up to the fair-value estimate.

(4)		Represents a management fee payable to Veritas Capital for advisory and consulting services.
(5)
Represents expenses incurred in connection with the senior notes consent solicitation, entering into a new senior secured credit facility and the issuance of a special dividend, all of which were consummated in the company’s third quarter of fiscal year 2014.

(6)		Represents EBITDA divided by sales.
(7)		Represents adjusted EBITDA divided by sales.
(8)		Represents net income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(All dollar amounts in thousands - unaudited)

		Twelve Months Ended
		July 3, 2015
Net cash provided by operating activities		$31,683
Cash capital expenditures		(7,773)
Free cash flow		23,910

Adjustments:
Cash paid for acquisition-related expenses, net of taxes	(1)	1,347
Cash paid for Veritas Capital annual management fee, net of taxes	(2)	1,702
Cash received for prior year transfer pricing audit	(3)	(802)
Cash paid for refinancing expenses, net of taxes	(4)	18
Total adjustments		2,265
Adjusted free cash flow		$26,175

Net loss		$(62)

(1)
Represents transaction costs, net of income taxes, related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to integration of acquired operations into those of CPI.

(2)		Represents a management fee paid to Veritas Capital for advisory and consulting services, net of income taxes.
(3)
Represents the net of income tax refunds, partially offset by payments, with respect to an audit by the Canada Revenue Agency (“CRA”) of Communications & Power Industries Canada Inc.’s (“CPI Canada”) purchase of the Satcom Division from the Company in fiscal years 2001 and 2002 The Company considers this a non-recurring source of cash as it pertains to prior years.

(4)
Represents expenses, net of income taxes, incurred in connection with the senior notes consent solicitation, entering into a new senior secured credit facility and the issuance of a special dividend, all of which were consummated in CPI’s third quarter of fiscal year 2014.